EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-71635, 333-129410, 333-117867, 333-150564 and 333-158935) and on Form S-3 (File Number 333-146063) of USEC Inc. of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
McLean, Virginia
March 1, 2010